================================================================================


                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                             --------------------



                                  FORM 8-K/A



                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest Event Reported):  October 15, 1999



                    SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.
            (Exact Name of Registrant as Specified in its Charter)



Cayman Islands                      0-29788                          N/A
(State or Other                  (Commission                   (IRS Employer
Jurisdiction of                  File Number)                Identification No.)
Incorporation)


   Grand Pavilion Commercial Centre, 802 West Bay Road                 N/A
     George Town, Grand Cayman, Cayman Islands, BWI                (Zip Code)
        (Address of Principal Executive Offices)



      Registrant's telephone number, including area code:  (345) 949-2800



   (Former Name or Former Address, if Changed Since Last Report)


================================================================================

ITEM 2.  Acquisition or Disposition of Assets.

On October 15, 1999 Scottish Annuity & Life Holdings, Ltd. ("Scottish"), through an indirect wholly owned subsidiary, acquired all of the outstanding shares of Harbourton Reassurance, Inc. ("Harbourton") from NRG Acquisition Partners, L.P. ("NRG") for $ 25,183,372.00 in cash. The purchase price was determined through arms-length negotiations between representatives of Scottish and NRG.

Harbourton is a U.S. based reinsurer writing business similar to that of Scottish. It is licensed in 14 states and the District of Columbia, and is an authorized reinsurer in 38 states.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of Business Acquired:
          -----------------------------------------

          (i)   Report of Independent Auditors............................. F-2
          (ii)  Audited Balance Sheets as of December 31, 1998
                and 1997................................................... F-3
          (iii) Audited Statements of Operations for the years
                ended December 31, 1998, 1997, and 1996.................... F-4
          (iv)  Audited Statements of Stockholder's Equity for the
                years ended December 31, 1998, 1997, and 1996.............. F-5
          (v)   Audited Statements of Cash Flows for the years ended
                December 31, 1998, 1997, and 1996.......................... F-6
          (vi)  Audited Notes to the Financial Statements.................. F-8

     (b)  Pro Forma Financial Information:
          -------------------------------
          (i)   Unaudited pro forma combined condensed balance sheet
                for Scottish Annuity & Life Holdings, Ltd. as of
                September 30, 1999......................................... F-24
          (ii)  Unaudited pro forma combined condensed statement of
                operations for the twelve months ended September
                30, 1999................................................... F-25
          (iii) Unaudited pro forma combined condensed statement of
                operations for the nine months ended September 30, 1999.... F-26
          (iv)  Notes to the unaudited pro forma combined condensed
                financial statements....................................... F-27

     (c)  Exhibits:
          --------

          Exhibit
          Number      Exhibit
          -------     -------
           10.1       Stock Purchase Agreement by and between Scottish
                      Annuity & Life Insurance Company (Cayman) Ltd. and NRG
                      Acquisition Partners, L.P. dated as of June 10, 1999
                      (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the
                      Securities Exchange Commission on November 1, 1999)

           10.2 Stock Purchase Agreement Amendment dated as of October 15, 1999 (incorporated herein by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed with the Securities Exchange Commission on November 1, 1999)

           23.1       Consent of Ernst & Young LLP

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.



                                    By:/s/ Peter W. Presperin
                                       -----------------------------------
                                       Peter W. Presperin
                                       Senior Vice President, Chief Financial
                                       Officer, and Secretary

Dated:  December 21, 1999

                                  Financial Statements

                                  Harbourton Reassurance, Inc.


                                  Years ended December 31, 1998, 1997 and 1996 with Report of Independent Auditors

                        Report of Independent Auditors

The Board of Directors and Stockholder
Harbourton Reassurance, Inc.

We have audited the accompanying balance sheets of Harbourton Reassurance, Inc. as of December 31, 1998 and 1997, and the related statements of operations, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harbourton Reassurance, Inc. at December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.



                                                        /s/ Ernst & Young LLP

                                                            Denver, Colorado

April 20, 1999, except for Note 13,
 as to which the date is May 18, 1999

                         Harbourton Reassurance, Inc.

                                Balance Sheets

                                                           December 31
                                                      1998              1997
                                              ------------------------------------
Assets
Investments:
 Fixed maturities available for sale, at fair
  value                                             $128,871,032      $126,228,129
 Mortgage loans                                           21,568         8,451,239
 Other invested assets                                    54,730           573,134
                                               ------------------------------------
Total investments                                    128,947,330       135,252,502

Cash and cash equivalents                             12,347,854        22,756,017
Funds withheld by reinsurers                             102,404           106,789
Accounts receivable                                      787,500           827,893
Accrued investment income                              1,031,810         1,181,663
Deferred acquisition costs                             1,934,902         5,029,383
Income tax recoverable                                   239,549         1,378,757
Policy loans                                             711,268           843,186
                                               ------------------------------------
Total assets                                        $146,102,617      $167,376,190
                                               ====================================


Liabilities and stockholder's equity
Future policy benefits and unpaid claims            $  6,095,514      $  9,966,183
Policyholders' deposits                               91,346,040       108,572,074
Accounts payable to reinsurers                         3,168,939         4,560,802
Accounts payable--other                                  136,000           350,000
Deferred tax liability                                 3,432,258         2,835,606
Other liabilities                                              -            78,811
                                               ------------------------------------
Total liabilities                                    104,178,751       126,363,476

Stockholder's equity:
 Capital stock, par value $100 per share;
  50,000 shares authorized, 36,000
  shares issued and outstanding                        3,600,000         3,600,000
 Additional paid-in capital                           11,400,000        11,400,000
 Retained earnings                                    24,732,437        25,367,829
 Accumulated other comprehensive income                2,191,429           644,885
                                               ------------------------------------
Total stockholder's equity                            41,923,866        41,012,714
                                               ------------------------------------
Total liabilities and stockholder's equity          $146,102,617      $167,376,190
                                               ====================================

See accompanying notes.

                         Harbourton Reassurance, Inc.

                           Statements of Operations

                                               Year ended December 31
                                       1998             1997             1996
                                --------------------------------------------------
Revenue:
Gross premiums and policy fees
  earned                             $   264,396      $   449,191      $ 4,492,905
 Reinsurance ceded                       (18,825)         (17,562)      (3,453,790)
                                 --------------------------------------------------
 Net premiums                            245,571          431,629        1,039,115
 Investment product surrender
  charges                                 12,531          122,938          159,833
 Net investment income                 8,893,303       13,814,295       17,339,101
 Net realized gains on                   326,708        1,376,599        1,212,251
  investments
 Miscellaneous revenue                    56,032           53,827           33,494
                                 --------------------------------------------------
                                       9,534,145       15,799,288       19,783,794

Benefits and expenses:
 Policy benefits and claims            2,600,648        8,894,370       10,296,492
 Benefits and claims ceded              (215,317)        (804,535)        (166,122)
                                 --------------------------------------------------
 Net benefits and claims               2,385,331        8,089,835       10,130,370

 Interest credited on policyholders'
  deposits                             4,812,615        6,670,735        7,174,620
 Amortization of deferred
  acquisition costs                    2,538,191          988,942        1,195,040
 General expenses                        907,079        4,409,198        1,571,704
                                 --------------------------------------------------
                                      10,643,216       20,158,710       20,071,734
                                 --------------------------------------------------
Loss before federal income
 tax (benefit) expense                (1,109,071)      (4,359,422)        (287,940)

Provision for federal income tax
 (benefit) expense:
  Current                                 12,947       (1,493,011)        (357,192)
  Deferred                              (486,626)       2,562,788         (614,034)
                                 --------------------------------------------------
                                        (473,679)       1,069,777         (971,226)
                                 --------------------------------------------------
Net (loss) income                    $  (635,392)     $(5,429,199)     $   683,286
                                 ==================================================

See accompanying notes.

                         Harbourton Reassurance, Inc.

                      Statements of Stockholder's Equity

                                                                       Year ended December 31
                                                  1998                       1997                            1996
                                      -------------------------  -----------------------------   ------------------------------
Common stock:
 Balance at beginning and end of
 year                                   $ 3,600,000                    $ 3,600,000                     $ 3,600,000
                                      -------------               ----------------                ----------------

Additional paid-in capital:
 Balance at beginning and end of
  year                                   11,400,000                     11,400,000                      11,400,000
                                      -------------               ----------------                ----------------

Retained earnings:
 Balance at beginning of year            25,367,829                     30,797,028                      30,113,742
 Net (loss) income                         (635,392)  $ (635,392)       (5,429,199)  $(5,429,199)          683,286   $  683,286
                                      --------------------------  ------------------------------  -----------------------------
 Balance at end of year                  24,732,437                     25,367,829                      30,797,028
                                      -------------               ----------------                ----------------

Accumulated other comprehensive
 income:
  Balance at beginning of year              644,885                        425,770                        (989,732)
  Net change in unrealized
   holding gains, net of tax                           2,128,926                       1,127,670                      2,215,588
  Reclassification adjustment for
   realized gains included in
   net income, net of tax                               (215,231)                       (908,555)                      (800,086)
  Effect on DPAC of unrealized
    gains and losses, net of tax                        (367,151)                              -                              -
                                                   -------------                  --------------                  -------------
  Other comprehensive income              1,546,544    1,546,544           219,115       219,115         1,415,502    1,415,502
                                      --------------------------  ------------------------------  -----------------------------
  Comprehensive income                                $  911,152                     $(5,210,084)                    $2,098,788
                                                   =============                  ==============                  =============
  Balance at end of year                  2,191,429                        644,885                         425,770
                                      -------------               ----------------                ----------------

Total stockholder's equity              $41,923,866                    $41,012,714                     $46,222,798
                                      =============               ================                ================

See accompanying notes.

                         Harbourton Reassurance, Inc.

                           Statements of Cash Flows

                                                       Year ended December 31
                                             1998               1997              1996
                                           -------------------------------------------------
Cash flows from operating activities
Net (loss) income                          $   (635,392)    $  (5,429,199)      $    683,286
Adjustments to reconcile net (loss)
 income to net  cash (used in) provided
  by operating activities:
   Depreciation and amortization                      -                 -             85,265
   Realized investment gains                   (326,708)       (1,376,599)        (1,212,251)
   Amortization of deferred
    acquisition costs                         2,538,191           988,942          1,195,040
   Change in deferred taxes                    (486,626)        2,895,001           (394,635)
   (Decrease) increase in future
    policy benefits and unpaid claims        (3,870,669)      (12,235,575)         5,604,684
   Increase (decrease) in accounts
    payable to reinsurers                    (1,391,863)        1,589,302         (7,587,744)
   (Increase) decrease in accounts
    payable--other                             (214,000)         (123,000)           473,000
   Decrease in funds withheld by
    reinsurers                                    4,385            17,170             20,869
   Decrease (increase) in accounts
    receivable                                   40,303           478,566          2,919,220
   Change in income taxes                     1,139,207        (1,573,011)        (1,085,263)
   Decrease (increase) in accrued
    investment income                           149,853         3,116,691         (1,102,151)
   (Accretion) amortization of
    premiums and discounts on bonds, net       (424,015)         (694,781)         6,135,465
   (Accretion) amortization of
    premiums and discounts on mortgage
    loans, net                                      252              (420)            62,381
   Other, net                                    56,601          (147,786)          (742,880)
                                           -------------------------------------------------
Net cash (used in) provided by
 operating activities                        (3,420,391)      (12,494,699)         5,054,286

Cash flows from investing activities
Proceeds from sales and maturities
 of fixed- maturity securities               31,935,750       255,068,714        133,648,062
Investment in fixed-maturity
 securities                                 (30,962,823)     (251,328,306)       (92,580,268)
Proceeds from sale of other invested
 assets                                         585,939        11,924,531          4,093,040
Investment in other invested assets             (40,608)       (1,264,635)        (8,729,758)
Proceeds from sales of purchased
 claims rights                                    2,760        13,872,915            416,772
Investment in mortgage loans                          -       (14,001,249)       (19,617,662)
Proceeds from repayments of mortgage
 loans                                        8,717,244        34,164,801          9,774,143
                                           -------------------------------------------------
Net cash provided by investing
 activities                                  10,238,262        48,436,771         27,004,329

                         Harbourton Reassurance, Inc.

                                                    Year ended December 31
                                            1998            1997             1996
                                     -------------------------------------------------
Cash flows from financing activities
Withdrawals from investment products    $(22,038,649)    $(27,022,297)    $(40,739,498)
Repayment of borrowing                             -         (508,734)      (5,609,266)
Interest credited to investment
 products                                  4,812,615        6,670,735        7,174,620
                                     -------------------------------------------------
Net cash used in financing activities    (17,226,034)     (20,860,296)     (39,174,144)
                                     -------------------------------------------------
Net increase (decrease) in cash and
 cash equivalents                        (10,408,163)      15,081,776       (7,115,529)
Cash and cash equivalents, beginning
 of year                                  22,756,017        7,674,241       14,789,770
                                     -------------------------------------------------
Cash and cash equivalents, end of
 year                                   $ 12,347,854     $ 22,756,017     $  7,674,241
                                     =================================================

Supplemental disclosures of cash flow information
Income taxes paid (recovered)            $(1,126,271)         $80,000        $728,071
                                     ================================================

See accompanying notes.

                         Harbourton Reassurance, Inc.

                         Notes to Financial Statements

                          December 31, 1998 and 1997


1. Organization and Summary of Significant Accounting Policies

Organization

Harbourton Reassurance, Inc. (the Company) common stock has been wholly-owned by NRG Acquisition Partners L.P. since February 1994. The Company's insurance operations consist of the reinsurance of life, annuity, and disability income products from various other U.S. insurance companies. Portions of this assumed business have been retroceded by the Company to other insurance companies. The Company has not entered into any new disability income reinsurance business since August 1993. Effective January 1, 1994, the Company entered into a reinsurance contract with Hannover Reinsurance Company to cede the Company's life block of business. The Company is licensed in 15 states and is an approved or accepted reinsurer in 8 other states.

The Company relocated to Aurora, Colorado, effective April 1, 1996.

Use of Estimates

The preparation of financial statements of insurance companies requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

Investments

Fixed maturities are designated as available-for-sale and are reported at fair value with unrealized gains and losses, net of related adjustments for deferred policy acquisition costs and applicable deferred income taxes, reported as accumulated other comprehensive income, a separate component of stockholder's equity. Realized gains and losses are reported in income based on the specific identification of securities sold. Fair values of such securities are based on quotations at year end.

Mortgage loans are reported at unpaid principal balances.

Investments in purchased claims rights are included in other invested assets and are reported at cost. Investments in limited partnerships are included in other invested assets and are reported at fair value with changes in the fair value reported in income as realized investment gains or losses.

                         Harbourton Reassurance, Inc.

1. Organization and Summary of Significant Accounting Policies (continued)

Fair values of the limited partnerships are based on the market values of the underlying assets of the partnerships at year end. Investments in auto loans, which are included in other invested assets, are recorded at cost. A provision for nonperforming loans is recognized as a reduction to the cost basis of these loans.

Premiums and Policy Fees

Premiums on disability income contracts are reported as earned on a pro rata basis over the contract period. The portion of premiums not earned at the end of the period is recorded as unearned premiums and recorded in future policy benefits. Premiums on life insurance are reported as earned when due.

Included in premiums and policy fees earned are fees earned with respect to financial reinsurance treaties totaling $35,783, $47,954 and $231,352 in 1998, 1997 and 1996, respectively. Such fees are primarily based on the amount of statutory relief provided by the treaty.

Deferred Acquisition Costs

Certain costs of acquiring new reinsurance business, principally commissions paid or allocated to the primary insurance company, have been deferred. For investment products, such costs are being amortized over the anticipated terms of the related contracts in proportion to the present value (principally using an assumed crediting rate) of expected gross profits. Costs deferred relating to all other insurance products are being amortized to commissions expense in proportion to the ratio of annual premium revenues to total anticipated premium revenues. Anticipated investment income is included in the evaluation of the recoverability of deferred acquisition costs.

Income Taxes

Deferred federal income taxes result primarily from recognizing certain income and expense items (primarily deferred acquisition costs, adjustments to policy liabilities and deferred discounts on bonds) for income tax purposes in periods other than those in which they are recognized for financial reporting purposes.

                         Harbourton Reassurance, Inc.

1. Organization and Summary of Significant Accounting Policies (continued)

Future Policy Benefits

Liabilities for future policy benefits are computed based upon assumed investment yields, mortality, and withdrawal rates anticipated at the time the policies were reinsured. These assumptions vary by characteristics of the plan of insurance, year of issue, policy duration, age of insured, and other appropriate factors. The average assumed investment yield ranges in effect for 1998, 1997 and 1996 ranged from approximately 2.5%-6.5%, 2.5%-6.5% and 6%-8%, respectively.

Liabilities for disability income benefit reserves are based upon estimates provided to the Company by ceding reinsurers.

Policyholders' Deposits

With respect to investment products, the Company calculates its liability using the account value method. The liability for policyholders' deposits on investment products represents the funds deposited with the primary insurer, plus accumulated interest less certain administrative charges. Interest credited to these policies ranged from 4.1% to 5.25% in 1998 and 4.4% to 5.25% in both 1997 and 1996.

Unpaid Claims

The liability for unpaid claims is based, in part, on estimates provided to the Company by ceding reinsurers.

Statements of Cash Flows

For purposes of the statements of cash flows, cash and cash equivalents includes demand deposits with banks and other financial institutions and bank repurchase agreements with a maturity of three months or less when purchased.

Reclassifications

Certain amounts in the 1996 and 1997 financial statements have been reclassified to conform to the 1998 presentation.

                         Harbourton Reassurance, Inc.

1. Organization and Summary of Significant Accounting Policies (continued)

Accounting Changes

During 1998, the Company adopted FASB Statement No. 130, Reporting Comprehensive Income, which requires an entity to divide comprehensive income into net income and other comprehensive income in the period recognized. This Statement is effective for fiscal years beginning after December 15, 1997, with the restatement of prior period disclosures for comparative purposes. As a result of implementing this Statement, the Company has classified items of other comprehensive income by their nature in the statements of stockholder's equity and the accumulated balance of other comprehensive income in the equity section of the balance sheet. This Statement affects the presentation of the financial statements, with no effect on the valuation of total stockholder's equity.

2. Transactions with Related Parties

The Company entered into a management services agreement with Harbourton Enterprises, an affiliate of the Company. Under the management services agreement, the Company is billed by Harbourton Enterprises for certain operating expenses. In each of the years ended December 31, 1998, 1997 and 1996, the Company was billed $120,000, which is reflected in general and administrative costs. In addition to the management services fees, the Company reimburses Harbourton Enterprises for other operating expenses comprised mostly of payroll-related costs. At December 31, 1998 and 1997, the Company had a payable to Harbourton Enterprises of approximately $136,000 and $350,000, respectively, for these costs.

During 1997, the Company sold 98% of its investment in Aurora Equity Partners, LP and certain fixed maturity securities at fair values to its parent. A gain of approximately $2,122,000 was realized on these sales.

                         Harbourton Reassurance, Inc.

3. Investments

The amortized cost and estimated fair value of investments in fixed maturities at December 31, 1998 and 1997 are as follows (in 000s):

                                             Gross          Gross       Estimated
                             Amortized     Unrealized    Unrealized        Fair
                                Cost         Gains         Losses         Value
                          ---------------------------------------------------------
December 31, 1998
-----------------
Available for sale:
 U.S. Treasury securities
  and obligations of U.S.
 Government corporations
  and agencies                  $ 85,109        $1,861       $    (4)      $ 86,966
Debt securities issued by
 foreign governments                  40             9             -             49
Corporate debt securities          4,019            31           (28)         4,022
Mortgage-backed securities        35,540         3,695        (1,401)        37,834
                          ---------------------------------------------------------
Total fixed maturities          $124,708        $5,596       $(1,433)      $128,871
                          =========================================================

December 31, 1997
-----------------
Available for sale:
 U.S. Treasury securities
  and obligations of U.S.
 Government corporations
  and agencies                  $ 69,852        $  208         $  (1)      $ 70,059
Debt securities issued by
 foreign governments                  42            10             -             52
Corporate debt securities            740            17           (16)           741
Mortgage-backed securities        54,617         1,036          (277)        55,376
                          ---------------------------------------------------------
Total fixed maturities          $125,251        $1,271         $(294)      $126,228
                          =========================================================

                         Harbourton Reassurance, Inc.

3. Investments (continued)

The amortized cost and estimated fair value of fixed maturities (in 000s) at December 31, 1998, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                               Amortized        Estimated
                                                 Cost          Fair Value
                                          ----------------------------------
Available for sale:
 Due in one year or less                           $ 27,512         $ 27,788
 Due after one year through five years               60,684           62,271
 Due after five years through ten years                 972              978
 Due after ten years                                      -                -
                                          ----------------------------------
                                                     89,168           91,037
Mortgage-backed securities                           35,540           37,834
                                          ----------------------------------
Total available for sale                           $124,708         $128,871
                                          ==================================

Mortgage-backed securities in the maturity schedule include approximately $10 million in obligations of U.S. Government corporations and agencies at amortized cost.

Changes in unrealized gains (losses) on fixed maturities available for sale for the years ended December 31 are summarized as follows (in 000s):

                                           1998             1997            1996
                                 -------------------------------------------------
Gross unrealized gains                    $ 5,596          $1,271          $ 4,931
Gross unrealized losses                    (1,433)           (294)          (4,625)
                                 -------------------------------------------------
Net unrealized gains                        4,163             977              306

Adjustment for deferred policy
 acquisition costs                           (556)              -                -
Deferred income tax expense                (1,416)           (333)            (104)
                                 -------------------------------------------------
Net unrealized gains after related
 adjustments and income taxes               2,191             644              202

Less balance at beginning of year             644             202              774
                                 -------------------------------------------------
Change in net unrealized gains            $ 1,547          $  442          $  (572)
                                 =================================================

                         Harbourton Reassurance, Inc.

3. Investments (continued)

Proceeds from sales of investments in fixed maturities during 1998, 1997 and 1996 were $15,844,672, $214,267,630 and $43,199,083, respectively. For the years ended December 31, 1998, 1997 and 1996, gross gains of $31,443, $2,049,584 and $996,000, respectively, and gross losses of $25,741, $405,373 and $453,966, respectively, were realized on those sales.

Major categories of investment income for the years ended December 31 are summarized as follows:

                                     1998             1997             1996
                               ---------------------------------------------------
Fixed maturities                  $8,358,141      $ 8,324,073      $15,290,545
Mortgage loans                       419,190        3,440,933        1,727,185
Other invested assets                795,560        2,714,818        2,922,384
                               ---------------------------------------------------
                                   9,572,891       14,479,824       19,940,114
Investment expenses                  679,588          665,529        2,601,013
                               ---------------------------------------------------
Net investment income             $8,893,303      $13,814,295      $17,339,101
                               ===================================================

The Company had borrowings at December 31, 1998, 1997 and 1996 of $0, $0 and $508,734, respectively. Interest expense incurred on borrowings was approximately $0, $48,000 and $1,856,000 during 1998, 1997 and 1996, respectively.

Net realized gains (losses) on investments for the years ended December 31 are summarized as follows:

                                      1998              1997              1996
                               ----------------------------------------------------
Fixed maturities                    $  5,702       $1,644,211        $  (60,183)
Equity securities                     29,687          (73,328)          (27,563)
Mortgage loans                       287,825          647,434                 -
Other invested assets                  3,494         (841,718)        1,299,997
                               ----------------------------------------------------
Net realized gains on
 investments                        $326,708       $1,376,599        $1,212,251
                               ====================================================

Investments with a par value of $2,470,000 and $2,478,000 at December 31, 1998 and 1997, respectively, are on deposit with various state insurance departments and custodians in accordance with statutory and contractual requirements.

                         Harbourton Reassurance, Inc.

3. Investments (continued)

Other invested assets consisted of the following as of December 31:

                                                    1998             1997
                                             ----------------------------------
Autobond loans                                      $54,730         $141,557
Limited partnerships                                      -           77,795
Common stock                                              -          351,022
Purchased claim rights                                    -            2,760
                                             ----------------------------------
Total                                               $54,730         $573,134
                                             ==================================

The Company has invested in New Jersey Market Transition Facility (MTF) purchased claims rights. These rights represent assignments of amounts owed on auto insurance policies issued by the MTF for accident claims. The Company purchases the rights to the claims from the policy owners at a discount. Payments of these claims were received by the Company from the MTF on average 18 months from the date funded. At December 31, 1998, the Company had no investments in MTF purchased claims rights.

The Company has purchased interests in various auto loans. These loans are purchased at discounts and are collateralized by the vehicles.

Investments in limited partnerships consist of an investment in Aurora Equity Partners, Limited Partnership (Aurora) and an investment in Mariner Partners Limited Partnership (Mariner). Aurora seeks opportunities for investments that offer the possibility of long-term equity appreciation through the purchase of existing businesses, generally with the participation of senior management of such businesses. Mariner is engaged primarily in the speculative trading of securities and commodities. As of December 1997, the Company sold its investment in Mariner. As of December 1998, the Company sold its remaining investment in Aurora.

                         Harbourton Reassurance, Inc.

3. Investments (continued)

Activity in other invested assets consisted of the following:

                                           Auto                                     Other        Purchased Claim
                                          Loans       Mariner       Aurora      Miscellaneous        Rights          Total
                                      ---------------------------------------------------------------------------------------
Invested balance December 31, 1996      $6,666,311  $1,901,716   $ 2,992,778       $ 704,405        $13,875,675   $26,140,885
1997 activity:
 Purchases                                  22,008           -     1,242,627               -              6,376     1,271,011
 Sales/maturities                        4,918,691   1,925,188     4,418,313         679,411         13,879,291    25,820,894
 Write-offs                              1,628,071           -             -               -                  -     1,628,071
 Change in unrealized gains
  (losses)                                       -    (401,716)   (1,717,744)       (193,224)                 -    (2,312,684)
 Realized gains                                  -     425,188     1,978,447         519,252                  -     2,922,887
                                      ---------------------------------------------------------------------------------------
Invested balance December 31, 1997         141,557           -        77,795         351,022              2,760       573,134
1998 activity:
 Purchases                                       -           -             -          40,608                  -        40,608
 Sales/maturities                           86,827           -        77,795         421,317              2,760       588,699
 Realized gains                                  -           -             -          29,687                  -        29,687
                                      ---------------------------------------------------------------------------------------
Invested balance December 31, 1998      $   54,730  $        -   $         -       $       -        $         -   $    54,730
                                      =======================================================================================

Investments in commercial and residential mortgage loans consisted of the following as of December 31:

                                                 1998             1997
                                          ----------------------------------
Commercial loans                            $    -              $3,065,833
Residential loans                               21,568           5,385,406
                                          ----------------------------------
                                            $   21,568          $8,451,239
                                          ==================================

During 1996, the Company entered into a German deutsche mark swaption with an aggregate notional amount of 50,000,000 deutsche marks (equivalent to $32,467,332) at December 31, 1996. In March 1997, the Company sold the deutsche mark swaption for $679,411 and recognized a realized gain of $519,252.

                         Harbourton Reassurance, Inc.

3. Investments (continued)

At December 31, 1998, the Company had no investments in derivative financial instruments.

4. Liability for Unpaid Claims and Claims Adjustment Expenses

Activity in the liability for unpaid claims and claims adjustment expenses, net of subrogation, is summarized as follows:

                                                 1998             1997
                                          ----------------------------------
Balance as of January 1                          $6,130,187      $20,102,023

Incurred related to:
 Current year                                             -                -
 Prior years                                      1,327,366        4,557,477
                                          ----------------------------------
Total incurred                                    1,327,366        4,557,477

Paid related to:
 Current year                                             -                -
 Prior years                                      4,511,230       18,529,313
                                          ----------------------------------
Total paid                                        4,511,230       18,529,313
                                          ----------------------------------

Balance as of December 31                        $2,946,323      $ 6,130,187
                                          ==================================

The foregoing reconciliations reflect deficiencies of $1,327,366 and $4,557,457 relative to the December 31 1997 and 1996 net reserves that emerged in 1998 and 1997, respectively, for claims that had occurred prior to those balance sheet dates. The changes in those reserves were due to actual experience deteriorating below expected results and to the continued refinement of the reserving methodology for certain disability income reinsurance contracts.

                         Harbourton Reassurance, Inc.

5. Reinsurance Transactions

The Company assumes and retrocedes reinsurance. These retrocessional reinsurance arrangements provide for greater diversification of business, allow management to control exposure to potential losses arising from large risks, and provide additional capacity for growth.

Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policies.

The fair values of reinsurance recoverable and funds withheld by and for reinsureds approximate the carrying values.

The Company is contingently liable for amounts deducted from unpaid claims and future policy benefits relating to reinsurance retroceded. Such amounts may become liabilities of the Company if reinsurers are unable to meet their obligations assumed under the various reinsurance agreements.

As of December 31, 1998 and 1997, the Company has ceded blocks of insurance under reinsurance treaties to provide surplus relief reinsurance and to diversify risk. These reinsurance transactions represent financing arrangements and, in accordance with generally accepted accounting principles, are not reflected in the accompanying financial statements except for the risk fees paid to or received from reinsurers. Surplus relief assumed has the effect of reducing future statutory surplus as amounts are recaptured from reinsurers. Surplus relief ceded has the opposite effect on statutory surplus. During 1997, the majority of these contracts were terminated.

6. Commitments and Contingent Liabilities

The Company is a party to pending or threatened lawsuits arising from the normal conduct of its business. Due to the climate in insurance and business litigation, suits against the Company sometimes include substantial additional claims, consequential damages, punitive damages and other similar types of relief. While it is not possible to forecast the outcome of such litigation, it is the opinion of management that the disposition of such lawsuits will not have a material adverse effect on the Company's financial position or interfere with its operations.

                         Harbourton Reassurance, Inc.

7. Federal Income Taxes

For the current year, the Company files a separate company federal income tax return. Valuation allowances of $2,698,000 and $2,788,000 have been recognized at December 31, 1998 and 1997, respectively. The valuation allowances are related primarily to the tax benefit of the tax-basis deferred acquisition costs, net operating loss carryforwards and capital loss carryforwards which management believes may not be realized in future years. The net operating loss will begin to expire in 2012.

Significant components of the Company's deferred tax liabilities and assets as of December 31, 1998 and 1997 are as follows:

                                                  1998             1997
                                             -------------------------------
Deferred tax liabilities:
 Deferred acquisition costs                    $  847,000       $1,710,000
 Unrealized investment gain                     1,338,000          305,000
 Tax over book depreciation                        47,000           47,000
 Accrued market discount                        1,625,000        1,576,000
                                             -------------------------------
Total deferred tax liabilities                  3,857,000        3,638,000

Deferred tax assets:
 Tax-basis deferred acquisition costs             822,000          822,000
 Discounted unpaid loss reserves                  405,000          802,000
 AMT credit                                        20,000                -
 Net operating loss carryforward                  992,000          921,000
 Capital loss carryforward                        884,000        1,045,000
                                             -------------------------------
Total deferred tax assets                       3,123,000        3,590,000
Valuation allowance for deferred assets         2,698,000        2,788,000
                                             -------------------------------
Deferred tax asset, net of valuation
 allowance                                        425,000          802,000
                                             -------------------------------
Net deferred tax liability                     $3,432,000       $2,836,000
                                             ===============================

                         Harbourton Reassurance, Inc.

7. Federal Income Taxes (continued)

For 1998, 1997 and 1996, the Company has income tax expense (benefit) from operations as follows:

                             1998           1997           1996
                       --------------------------------------------
Current tax (benefit)     $  12,947    $(1,493,011)     $(357,192)
 expense
Deferred tax (benefit)     (486,626)     2,562,788       (614,034)
 expense
                       --------------------------------------------
Tax (benefit) expense     $(473,679)   $ 1,069,777      $(971,226)
                       ============================================

The Company's income tax expense attributable to continuing operations differs from the amount of income tax expense that would result from applying the federal statutory rates to pretax income from operations due to the following:

                             1998           1997           1996
                       --------------------------------------------
Tax at statutory rates    $(377,084)   $(1,482,203)     $ (97,747)
Small life insurance
 company
 deduction                        -      1,146,559       (382,858)
Valuation allowance
 change                     (89,455)     2,162,264       (337,000)
Other                        (7,140)      (756,843)      (153,621)
                       --------------------------------------------
Tax (benefit) expense     $(473,679)   $ 1,069,777      $(971,226)
                       ============================================

8. Capital Stock

Capital stock is divided into shares of Class A (16,000 shares) and Class B (20,000 shares) outstanding at December 31, 1998 and 1997. The terms of each class are identical to each other in every respect except that the Board of Directors of the Company may, subject to restrictions imposed by the Insurance Code of the State of Delaware (Note 9), declare and pay a dividend on the shares of one class and not on the shares of the other, or declare and pay a dividend on the shares of one class which is different in amount from the dividends on the shares of the other class. Neither class of stock shall have preference relative to the other class with respect to any distributions of the Company's assets, whether by dividend or by liquidation.

                         Harbourton Reassurance, Inc.

9.  Restrictions on Stockholder's Equity

The maximum amount of dividends which can be paid by Delaware insurance companies to shareholders without prior approval of the Insurance Commissioner is subject to restrictions relating to statutory capital and surplus and operating earnings. The maximum dividend payout which may be made without prior approval in 1999 is limited to 10% of statutory capital and surplus at December 31, 1998. In April 1999, the stockholder filed with the Delaware Insurance Department seeking approval of an extraordinary dividend of $15 million.

The NAIC prescribes Risk-Based Capital (RBC) requirements for life/health insurance companies. At December 31, 1998 and 1997, the Company exceeded all minimum RBC requirements.

10. Fair Values of Financial Instruments

The methods and assumptions used by the Company in estimating "fair value" disclosures for financial instruments in the accompanying financial statements and notes thereto are disclosed in Note 3.

Because the Company holds mortgage loans over shorter terms, the estimated fair value approximates cost.

At December 31, 1998 and 1997, the fair value of other invested assets approximates carrying value.

                         Harbourton Reassurance, Inc.

11. Reconciliation to Statutory Reporting

The following schedule reconciles net income (loss) and stockholder's equity determined in accordance with generally accepted accounting principles (GAAP) to net gain (loss) from operations and capital and surplus as determined in accordance with statutory accounting practices (SAP).

                                         1998            1997            1996
                                  -----------------------------------------------
GAAP net (loss) income               $  (635,392)    $(5,429,199)    $   683,286
Deferred acquisition costs             2,538,191         988,942       1,195,040
Financial reinsurance                 (1,153,179)     (1,409,796)     (2,217,498)
Difference in SAP and GAAP               (13,883)        577,872       1,007,079
 reserves
Deferred federal income taxes           (486,626)      2,562,788        (614,034)
Other                                    480,384         997,968      (1,198,265)
                                  -----------------------------------------------
Statutory net gain (loss) from
 operations                          $   729,495     $(1,711,425)    $(1,144,392)
                                  ===============================================

GAAP stockholder's equity            $41,923,866     $41,012,714     $46,222,798
Deferred acquisition costs            (1,934,902)     (5,029,383)     (6,018,325)
Financial reinsurance                  1,059,098       2,212,276       3,622,076
Difference in SAP and GAAP               (15,482)         (1,599)       (579,471)
 reserves
Deferred federal income tax            3,432,258       2,835,606         (59,395)
Unrealized loss (gain) on             (4,163,210)       (977,098)       (549,770)
 securities
Auto loans--nonadmitted                  (54,730)       (141,557)     (6,666,310)
Asset valuation reserve                 (394,397)       (266,108)     (3,266,305)
Interest maintenance reserve          (2,681,198)     (3,015,220)     (2,270,095)
Other                                     (8,041)        (37,778)              -
                                  -----------------------------------------------
Statutory capital and surplus        $37,163,262     $36,591,853     $30,435,203
                                  ===============================================

12. Impact of Year 2000 (Unaudited)

The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

                         Harbourton Reassurance, Inc.

12. Impact of Year 2000 (Unaudited) (continued)

Based on a recent assessment, the Company determined that it will not be required to modify or replace significant portions of its software so that its computer systems will function properly with respect to dates in the year 2000 and thereafter. The Company presently believes that the Year 2000 Issue will not pose significant operational problems for its computer systems.

The Company has initiated formal communications with all of its significant suppliers and large customers to determine the extent to which the Company's interface systems are vulnerable to those third parties' failure to remediate their own Year 2000 Issues. However, there can be no guarantee that the systems of other companies on which the Company's systems rely will be timely converted and would not have an adverse effect on the Company's systems. The Company has determined it has no exposure to contingencies related to the Year 2000 Issue for the products it has sold.

The total cost of the Year 2000 project is not expected to be significant.

13. Subsequent Event

The Company's parent, NRG Acquisition Partners L.P., signed a letter of intent on May 18, 1999, whereby an independent third party would acquire 100% of the common stock of the Company. The acquisition is contingent upon the parties' agreement to terms and regulatory approval.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial statements are based on the historical consolidated statements of Scottish and Harbourton, combined and adjusted to give effect to the acquisition. Certain reclassifications have been made to the historical financial statements to conform with this pro forma presentation. These statements should be read in conjunction with the historical financial statements and notes thereto.

The unaudited pro forma combined condensed statements of operations for the twelve months ended September 30, 1999 and for the nine months ended September 30, 1999 present the results for Scottish and Harbourton as if the acquisition occurred at the beginning of each period presented. The accompanying unaudited pro forma combined condensed balance sheet as of September 30, 1999 gives effect to the acquisition as of that date.

The pro forma adjustments are based upon preliminary estimates, information currently available and certain assumptions that management believes are reasonable under the circumstances. Scottish's actual consolidated financial statements will reflect the effects of the acquisition on and after the effective time rather than the dates indicated above. The unaudited pro forma combined condensed financial statements neither purport to represent what the combined results of operations or financial condition actually would have been had the acquisition in fact occurred on the assumed dates, nor to project the combined results of operations and financial position for any future period.

The acquisition will be accounted for by the purchase method and, therefore, assets and liabilities of Harbourton will be recorded at their fair values. The excess of the purchase cost over the fair value of net assets acquired at the effective time of the acquisition will be recorded as goodwill. Allocations contained in the pro forma statements are based on analysis which may differ, perhaps significantly, from final allocations.

                     Scottish Annuity & Life Holdings, Ltd
             Unaudited Pro Forma Combined Condensed Balance Sheet
                              September 30, 1999

                                                                          Harbourton
                                                           --------------------------------------------
                                                                                            Adjusted      Adjustments    Pro Forma
                                            Scottish       Historical     Adjustments      Harbourton                     Scottish
                                           -----------------------------------------------------------------------------------------
ASSETS                                         (a)             (b)             (c)         (d)=(b)+(c)        (e)    (f)=(a)+(d)+(e)
Fixed maturity investments                  $441,646,362  $102,455,723 $(88,594,790)(1)  $ 13,860,933  (27,193,728)(7)  428,313,567
Cash and cash equivalents                     60,102,596     9,629,338   88,594,790 (1)    98,224,128                   158,326,724
Funds withheld by  reinsurers                                   39,783                         39,783                        39,783
Receivables:
  Reinsurance premiums                        13,690,867       489,278                        489,278                    14,180,145
  Insurance administration fees                  240,940             -                              -                       240,940
  Accrued interest                             3,662,376       373,695                        373,695                     4,036,071
Deferred acquisition costs                     2,162,459     2,118,857   (2,118,857)(2)             -                     2,162,459
Segregated assets                                458,634             -                              -                       458,634
Other assets                                      82,272             -    2,274,507 (3)     2,274,507                     2,356,779
Goodwill                                               -             -                              -      609,558 (8)      609,558
Current income tax receivable                          -       196,905                        196,905                       196,905
Deferred tax asset                                     -             -    1,814,354 (4)     1,814,354                     1,814,354
Policy Loans                                           -       562,619                        562,619                       562,619
Net fixed assets and leasholds                   821,311             -                              -                       821,311
                                           -----------------------------------------------------------------------------------------
  Total assets                              $522,867,817  $115,866,198 $  1,970,004      $117,836,202 $(26,584,170)    $614,119,849
                                           =========================================================================================

LIABILITIES
Reserves for future policy benefits         $283,215,197  $  2,244,873                   $  2,244,873                  $285,460,070
Policyholders deposits                                 -    82,901,707                     82,901,707                    82,901,707
Segregated liabilities                           458,634                                            -                       458,634
Accounts payable and accrued expenses          6,963,962     4,959,207                      4,959,207                    11,923,169
Deferred tax Liability                                       2,246,479                      2,246,479                     2,246,479
                                           -----------------------------------------------------------------------------------------
  Total liabilities                          290,637,793    92,352,266           -         92,352,266            -      382,990,059
                                           -----------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY
Share capital, par value $0.01 per share:        170,886     3,600,000                      3,600,000   (3,600,000)(9)      170,886
Additional paid in capital                   237,617,984    11,400,000                     11,400,000  (11,400,000)(9)  237,617,984
Unrealized depreciation on investments       (10,210,558)     (261,445)     261,445 (5)             -                   (10,210,558)
Retained earnings                              4,651,712     8,775,377    1,708,559 (6)    10,483,936  (11,584,170)(10)   3,551,478
                                           -----------------------------------------------------------------------------------------
  Total shareholders' equity                 232,230,024    23,513,932    1,970,004        25,483,936  (26,584,170)     231,129,790
                                           -----------------------------------------------------------------------------------------
  Total liabilities and shareholders'
   equity                                   $522,867,817  $115,866,198 $  1,970,004      $117,836,202 $(26,584,170)    $614,119,849
                                           =========================================================================================

                                                                                                                                F-24

See accompanying notes.

                    Scottish Annuity & Life Holdings, Ltd.
        Unaudited Pro Forma Combined Condensed Statement of Operations
                For the Twelve Months Ended September 30, 1999

                                                                          Harbourton
                                                             ----------------------------------------
                                                                                          Adjusted      Adjustments    Pro Forma
                                                Scottish     Historical    Adjustments   Harbourton                     Scottish
                                             --------------------------------------------------------------------------------------
                                                  (a)            (b)          (c)       (d)=(b)+(c)       (e)      (f)=(a)+(d)+(e)
REVENUES
Net premium written                           $         -    $   324,533                     324,533                        324,533
Investment income, net                          8,272,457      6,753,311                   6,753,311    (1,255,884)(12)  13,769,884
Realized losses on securites, net              (1,014,444)      (631,343)  926,890 (11)      295,547                       (718,897)
Insurance administration and variable life
  fees                                            477,885              -                           -                        477,885
                                             ---------------------------------------  -----------------------------   -------------
     Total revenues                             7,735,898      6,446,501   926,890         7,373,391    (1,255,884)      13,853,405
                                             ---------------------------------------  -----------------------------   -------------
EXPENSES
Claims and other policy benefits                2,660,664      6,271,826                   6,271,826                      8,932,490
Acquisition costs and other insurance
   expenses                                       713,958      2,275,540                   2,275,540                      2,989,498
Operating expenses                              1,540,624        750,907                     750,907                      2,291,531
                                             ---------------------------------------  -----------------------------   -------------
     Total expenses                             4,915,246      9,298,273         -         9,298,273             -       14,213,519
                                             ---------------------------------------  -----------------------------   -------------

                                             ---------------------------------------  -----------------------------   -------------

Net income before federal income tax            2,820,652     (2,851,772)  926,890        (1,924,882)   (1,255,884)        (360,114)
                                             ---------------------------------------  -----------------------------   -------------

Provision for federal income tax:
   Current                                              -          6,063                       6,063                          6,063
   Deferred                                             -       (208,536)                   (208,536)                      (208,536)
                                             ---------------------------------------  -----------------------------   -------------
                                                        -       (202,473)        -          (202,473)            -         (202,473)
                                             ---------------------------------------  -----------------------------   -------------

                                             ---------------------------------------  -----------------------------   -------------
Net income (loss)                             $ 2,820,652    $(2,649,299) $926,890       $(1,722,409)  $(1,255,884)     $  (157,641)
                                             =======================================   ============================   =============
                                             ---------------------------------------  -----------------------------   -------------
Net operating earnings (loss)                 $ 3,835,096    $(2,017,956) $      -       $(2,017,956)  $(1,255,884)     $   561,256
                                             =======================================   ============================   =============

EARNINGS PER SHARE
   Net income (loss)                          $      0.18                                                               $     (0.01)
                                             ==============                                                           =============
   Net operating earnings (loss)              $      0.25                                                               $      0.04
                                             ==============                                                           =============

Weighted average shares outstanding            15,537,790                                                                15,537,790
                                             ==============                                                           =============

See accompanying notes.

                    Scottish Annuity & Life Holdings, Ltd.
        Unaudited Pro Forma Combined Condensed Statement of Operations
                 For the Nine Months Ended September 30, 1999

                                                                         Harbourton
                                                           ---------------------------------------
                                                                                        Adjusted
                                                Scottish    Historical   Adjustments   Harbourton    Adjustments  Pro Forma Scottish
                                              -------------------------------------------------------------------------------------
                                                  (a)           (b)          (c)       (d)=(b)+(c)       (e)        (f)=(a)+(d)+(e)
REVENUES
Net premium written                           $         -   $  195,639                   $   195,639                   $    195,639
Investment income, net                          7,145,693    5,619,266                     5,619,266   (1,140,919) (12)  11,624,040
Realized losses on securites, net              (1,014,444)    (926,890)      926,890 (11)          -                     (1,014,444)
Insurance administration and variable life
  fees                                            267,999            -                                          -           267,999
                                              --------------------------------------     ------------------------      ------------
     Total revenues                             6,399,248    4,888,015       926,890       5,814,905   (1,140,919)       11,073,234
                                              --------------------------------------     ------------------------      ------------
EXPENSES
Claims and other policy benefits                2,660,664    3,916,900                     3,916,900                      6,577,564
Acquisition costs and other insurance
   expenses                                       713,958      369,533                       369,533                      1,083,491
Operating expenses                                759,525    1,179,246                     1,179,246                      1,938,771
                                              --------------------------------------     ------------------------      ------------
     Total expenses                             4,134,147    5,465,679             -       5,465,679            -         9,599,826
                                              --------------------------------------     ------------------------      ------------

                                              --------------------------------------     ------------------------      ------------
Net income before federal income tax            2,265,101     (577,664)      926,890         349,226   (1,140,919)        1,473,408
                                              --------------------------------------     ------------------------      ------------
Provision for federal income tax:
   Current                                              -       15,000                        15,000                         15,000
   Deferred                                             -      364,396                       364,396                        364,396
                                              --------------------------------------     ------------------------      ------------
                                                        -      379,396             -         379,396            -           379,396
                                              --------------------------------------     ------------------------      ------------

                                              --------------------------------------     ------------------------      ------------
Net income (loss)                             $ 2,265,101   $ (957,060)     $926,890     $   (30,170) $(1,140,919)     $  1,094,012
                                              ======================================     ========================      ============

                                              --------------------------------------     ------------------------      ------------
Net operating earnings (loss)                 $ 3,279,545   $  (30,170)     $      -     $   (30,170) $(1,140,919)     $  2,108,456
                                              ======================================     ========================      ============

EARNINGS PER SHARE
   Net income (loss)                          $      0.12                                                              $       0.06
                                              ===========                                                              ============
   Net operating earnings (loss)              $      0.18                                                              $       0.11
                                              ===========                                                              ============

Weighted average shares outstanding            18,487,447                                                               18,487,447
                                              ===========                                                              ===========

See accompanying notes.

                    Scottish Annuity & Life Holdings, Ltd.
   Notes to the Unaudited Pro Forma Combined Condensed Financial Statements
                              September 30, 1999

(1) Represents the disposition of fixed maturity investments prior to the acquisition.

(2) Represents the elimination of Harbourton's intangible asset of deferred acquisition costs.

(3) Represents the present value of estimated net future cash flows of Harbourton.

(4) Represents the realizability of a deferred tax asset upon the acquisition of Harbourton (excluding capital losses).

(5) Represents the realization of unrealized depreciation upon the acquisition of Harbourton.

(6) Represents the effects of adjustments to the deferred tax asset, other assets, and the realization of unrealized depreciation.

(7) Represents payments relating to the acquisition, including the purchase price and adjustments for foregone investment income.

(8) Represents the excess of purchase price (including acquisition costs) over the fair value of the net assets acquired.

(9)  To eliminate Harbourton's capital stock and shareholders' equity.

(10) To eliminate Harbourton's retained earnings and represent foregone investment income due the payment of the price of the acquisition.

(11) Represents the elimination of Harbourton's non recurring net realized losses on investments. These resulted from the liquidation of certain portfolio investments prior to the acquisition.

(12) Represents foregone investment income due to the disposition of portfolio investments used for the Harbourton acquisition.